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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. for the registration of 4,500,000 shares of its Class B Common Stock and to the incorporation by reference therein of our report dated November 11, 1994, with respect to the consolidated financial statements and schedules of PacifiCare Health Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Los Angeles, California
March 1, 1995